SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

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Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

KEY TRONIC CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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September 19, 2008

Dear Shareholder:

The attached Notice of Annual Meeting of Shareholders and Proxy Statement relates to the Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the “Company” or “Key Tronic”), to be held on Thursday, October 23, 2008, at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road – Lower Level, Spokane Valley, Washington 99216.

Whether or not you will attend the Annual Meeting in person and regardless of the number of shares you own, we request that you complete, sign, date and return the enclosed proxy card promptly in the accompanying postage-prepaid envelope. You may, of course, attend the Annual Meeting and vote in person, even if you previously have returned your proxy card.

Sincerely,

Jack W. Oehlke
President and Chief Executive Officer Member of the Board of Directors

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 23, 2008

To the Shareholders of KEY TRONIC CORPORATION:

The Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the “Company”) will be held on Thursday, October 23, 2008, at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road – Lower Level, Spokane Valley, Washington 99216 (the “Annual Meeting”), for the following purposes:

1.	To elect five directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and have qualified;

2.	To ratify the appointment of BDO Seidman, LLP as independent auditors for fiscal year 2009; and

3.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Record holders of the Company’s Common Stock at the close of business on September 3, 2008 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Even if you will attend the Annual Meeting, please complete, sign, date and return the enclosed proxy to the Company in the enclosed postage-prepaid envelope in order to ensure that your shares will be voted at the Annual Meeting. You may vote your shares in person at the Annual Meeting even if you previously have returned your proxy card to the Company.

By Order of the Board of Directors,

Kathleen L. Nemeth
Secretary

Spokane Valley, Washington

September 19, 2008

YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND RETURN THE ENCLOSED CARD

PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL

MEETING.

First mailed to shareholders on or about September 19, 2008.

PROXY STATEMENT

INTRODUCTION

General

The preceding Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy card are being furnished by Key Tronic Corporation, a Washington corporation (the “Company”), to the holders of outstanding shares of Common Stock, no par value, of the Company (“Common Stock”) in connection with the solicitation of proxies by the Board of Directors of the Company from holders of such shares. The proxies are to be used at the Annual Meeting of Shareholders of the Company to be held on Thursday, October 23, 2008 at 10:00 a.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road – Lower Level, Spokane Valley, Washington 99216, and any adjournments or postponements thereof (the “Annual Meeting”). The proxies appoint Jack W. Oehlke and Dale F. Pilz, each of them and their substitutes, as proxy to vote all shares represented at the Annual Meeting pursuant to this proxy solicitation.

Record Date, Proxies, Revocation

Record holders of the Common Stock at the close of business on September 3, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date 10,052,641 shares of Common Stock were issued and outstanding. A proxy card for use at the Annual Meeting is enclosed with this Proxy Statement. All completed, signed and dated proxies returned to the Company will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are given on an otherwise signed and dated proxy card, the proxy will be voted FOR the election of nominees for director named below, and FOR the ratification of the appointment of BDO Seidman, LLP as the Company’s independent auditors for fiscal year 2009. Any proxy may be revoked at any time before it has been voted by giving written notice of revocation to the Secretary of the Company at the address set forth above; by delivering a completed, signed proxy bearing a date later than any earlier proxy; or by voting shares in person at the Annual Meeting. The mere presence at the Annual Meeting of the shareholder who has given a proxy will not revoke such proxy.

Voting

Each share of Common Stock outstanding is entitled to one vote on each matter presented for a vote of the shareholders at the Annual Meeting. Under applicable law and the Company’s Restated Articles of Incorporation and Amended and Restated By-Laws, if a quorum exists at a meeting: (i) the five nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy and entitled to vote shall be elected directors and (ii) matter 2 listed in the accompanying Notice of Annual Meeting of Shareholders will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. An abstention from voting or a broker nonvote will have no effect on the approval of matter 2 since neither represents a vote cast.

PROPOSAL 1

ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and have qualified. The five nominees receiving the highest number of affirmative votes will be elected as directors. In the event any nominee is unable or unwilling to serve as a nominee or director, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with the By-Laws of the Company. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected. It is the Company’s policy that nominees for election at the Annual Meeting attend the Annual Meeting. All nominees for election at the 2008 Annual Meeting attended the 2007 Annual meeting.

The following information has been provided to the Company with respect to the nominees for election to the Board of Directors:

James R. Bean, age 58, has been President and CEO of Preco Electronics, Inc. since November 1999. From May 1997 to 1999 he held various management positions in Boise, Idaho with Preco Electronics, Inc. Previously he held various management positions in manufacturing operations with Sun Microsystems, Inc., Apple Computer, Inc. and National Semiconductor, Inc. Mr. Bean is a graduate of New Mexico State University with a B.S. in Industrial Engineering.

Jack W. Oehlke, age 62, has been President and Chief Executive Officer of the Company since June 1997. From October 1995, he served as Chief Operating Officer. Previously, he served as Senior Vice President of Operations from January 1995 to October 1995 and Vice President of Manufacturing Operations of the Company from December 1993 to January 1995. Mr. Oehlke served as Director of Operations, Director of Quality and in various management positions within manufacturing, engineering and quality functions of the Microswitch Division of Honeywell, Inc. from 1968 to 1993. Mr. Oehlke has a Bachelor of Science Degree in Industrial Technology from the University of Wisconsin at Menomonie.

Dale F. Pilz, age 82, has served as Chairman of the Board since January 2000 and has been a director of the Company since April 1992. Mr. Pilz was Chief Executive Officer of Flowind Corporation from 1986 to 1990. He served as President of Omninet Corporation from 1985 to 1986. Prior to that, Mr. Pilz was Chief Executive Officer and President of GTE Sprint Communications from 1983 to 1985 and also served as Chief Executive Officer and President of GTE Spacenet Corporation from 1983 to 1985.

Yacov A. Shamash, age 58, has been a director of the Company since 1989. He has been the Dean of Engineering and Applied Sciences at the State University of New York campus at Stony Brook since 1992. Professor Shamash developed and directed the NSF Industry/University Cooperative Research Center for the Design of Analog/Digital Integrated Circuits from 1989 to 1992 and also served as Chairman of the Electrical and Computer Engineering Department at Washington State University from 1985 until 1992. Dr. Shamash also serves on the Board of Directors of American Medical Alert Corp., and Applied DNA Sciences, Inc.

Patrick Sweeney, age 73, has been a director of the Company since July 2000. Mr. Sweeney was President and CEO of Hadco Corporation from 1991 through 1995 and formerly served as Hadco’s Vice President/Chief Financial Officer and Vice President of Operations. Prior to that Mr. Sweeney was the Vice President of International Manufacturing at Wang - USA from 1981 through 1986 and also served as Managing Director of Ireland for Digital Equipment Corporation and as Plant Manager of its Galway and Clonmel divisions. Mr. Sweeney also serves on the Board of Directors of Aimware, Info. Mosaic, and Photo Machining Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Board Meetings

All directors hold office until the next Annual Meeting of Shareholders and until their successors have been elected and have qualified. There are no family relationships among any of the directors or executive officers of the Company. The Company’s Board of Directors met five times during fiscal 2008. During fiscal 2008, each director attended 80% of the Board of Directors meetings and 90% of meetings of committees of the Board of Directors on which the director served during the time he served on the Board or committee.

Directors’ Independence

The Board of Directors has determined that all members of the Company’s Board of Directors are “independent directors” within the meaning of the applicable Nasdaq Stock Market (“NASDAQ”) listing standards, except for Mr. Oehlke, the Company’s current President and Chief Executive Officer.

The Board of Directors also has determined that all members of the Audit Committee (1) meet NASDAQ’s definition of independence contained in Rule 4200(a)(15); (2) meet the requirements of the Securities and Exchange Commission (“SEC”) Rule 10A-3(b)(1); (3) have not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (4) are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, as required by Marketplace Rule 4350(d)(2).

The Board of Directors has determined that Patrick Sweeney, a member of the Audit Committee, has the requisite attributes of an “audit committee financial expert” as defined by SEC regulations and that such attributes were acquired through relevant education and/or experience.

Executive Sessions

At three of the four regular meetings of the Board of Directors held during fiscal year 2008, the independent directors met separately in executive session without management present.

Code of Conduct

The Board of Directors has adopted a written Code of Conduct which applies to all directors, officers and employees of the Company. The Code of Conduct is available on the Company’s website at www.keytronic.com. The Company intends to disclose on its website any amendments to or waivers of the Code of Conduct.

Shareholder Communications

Shareholders of Key Tronic Corporation may send written communications to the Board of Directors or any of its members by certified mail only, addressed to the Board of Directors or any member, c/o General Counsel & Secretary, Key Tronic Corporation, N. 4424 Sullivan Road – Lower Level, Spokane Valley, WA 99216. All such shareholder communications will be compiled by the General Counsel & Secretary and submitted to the Board of Directors or Board member.

Nominations to the Board

The Governance and Nominating Committee will consider written proposals from shareholders for directors to be elected at the annual meeting which are submitted to the Secretary of the Company, together with biographical information and references, at least six months prior to the annual meeting.

Board Committees

The Board of Directors has four standing committees: the Audit Committee, the Compensation and Administration Committee, the Executive Committee and the Governance and Nominating Committee. The committees each have written charters approved by the Board. The charters of the Audit Committee, the Compensation and Administration Committee and the Governance and Nominating Committee are available on the Company’s website at www.keytronic.com.

The Audit Committee, which currently consists of Messrs. Sweeney (Chairman), Bean and Pilz met ten times during fiscal 2008. The Audit Committee monitors the integrity of the Company’s financial statements, financial reporting processes and systems of internal controls regarding finance, accounting and legal compliance; selects and appoints the Company’s independent auditors, pre-approves all audit and non-audit services to be provided to the Company by the Company’s independent auditors, and establishes the fees and other compensation to be paid to the independent auditors; monitors the qualifications, independence and performance of the Company’s independent auditors; and establishes procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company’s employees, regarding accounting, internal controls or auditing matters, and provides an avenue of communication among the Board, the independent auditor and management.

The Compensation and Administration Committee, which currently consists of Messrs. Shamash (Chairman), and Pilz, met four times during fiscal 2008. The Committee establishes and reviews annually the Company’s general compensation policies applicable to the Company’s executive officers and other key employees, reviews and approves the level of compensation awarded to the Company’s Chief Executive Officer and other officers and key management employees, prepares and delivers annually to the Board a report disclosing compensation policies applicable to the Company’s executive officers and the basis for the Chief Executive Officer’s compensation during the last fiscal year and makes recommendations to the Board regarding changes to existing compensation plans. The Committee administers the Company’s incentive compensation plans and stock option plans, including determining the individuals to receive awards and options and the terms of such awards and options.

The Executive Committee, which currently consists of Messrs. Sweeney (Chairman), Oehlke and Pilz did not meet during fiscal 2008. The Executive Committee generally exercises the authority of the Board of Directors with respect to the management and operation of the Company between meetings of the Board of Directors.

The Governance and Nominating Committee, which currently consists of Messrs. Sweeney (Chairman), Bean and Pilz met one time during fiscal 2008. The Committee makes recommendations to the Board regarding corporate governance, recommends for selection by the Board nominees for election as Directors and makes recommendations to the Board with respect to the structure and composition of the Board. The Committee evaluates potential director nominees based upon a number of criteria, including the potential nominee’s skills, relevant experience and independence. The Committee has no specific minimum qualifications which must be met by a potential director nominee. Each potential nominee is considered on a case by case basis. Potential nominees may be identified to the Committee by members of the Board, officers of the Company, shareholders or other persons. The Committee evaluates each potential nominee in the same manner regardless of the source of the potential nominee’s recommendation. The Company has not paid any third party a fee to assist in identifying and evaluating potential director nominees. The Committee has not rejected any potential nominee recommended within the preceding year by a beneficial owner of more than 5% of the Company’s Common Stock.

Related Person Transactions

In April 2007, the Board of Directors adopted a written policy and procedures for the approval or ratification of Interested Transactions with Related Parties. The policy and procedures supplement the Company’s Code of Conduct. The policy defines an “Interested Transaction” as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

The policy defines a “Related Party” as any (a) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of the Company’s common stock, or (c) immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

The Audit Committee is responsible for review, approval, ratification or disapproval of Interested Transactions. In determining whether to approve or ratify an Interested Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the Transaction. The Company had no related Party Transactions during fiscal year 2008.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Board of Directors has a Compensation Committee presently consisting of Messrs. Shamash and Pilz. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2008. None of the executive officers of the Company has served on the Board of Directors or on the Compensation Committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

PRINCIPAL SHAREHOLDERS AND SECURITY

OWNERSHIP OF MANAGEMENT

The following table provides certain information which has been furnished to the Company regarding beneficial ownership of the Common Stock as of the Record Date, with respect to (i) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock; (ii) each director and nominee for director of the Company; (iii) each of the executive officers of the Company named in the Summary Compensation table; and (iv) all directors and executive officers of the Company as a group.

Name of Beneficial Owner*	Number of Shares Beneficially Owned (1)		Percent of Class (1)
MORE THAN 5% SHAREHOLDERS
Signia Capital Management LLC 108 N. Washington Street, Suite 305 Spokane, WA 99201	1,809,676	(2),(3)	18.0%
Tieton Capital Management 4700 Tieton Drive, Suite C Yakima, WA 98908	1,059,298	(6),(7)	10.6%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, Suite 650 Santa Monica, CA 90401	802,901	(4),(5)	8.0%
Citigroup Global Markets Inc. 399 Park Avenue New York, NY 10043	570,552	(8),(9)	5.7%
DIRECTORS AND EXECUTIVE OFFICERS
James R. Bean	0		* *
Jack W. Oehlke	405,006	(10)	3.9%
Dale F. Pilz	56,482	(11)	* *
Yacov A. Shamash	51,030	(12)	* *
Patrick Sweeney	68,930	(13)	* *
Craig D. Gates	256,246	(14)	2.5%
Ronald F. Klawitter	276,271	(15)	2.7%
All executive officers and directors as a group (10 persons) 10-15, 16	1,198,341	(16)	10.9%

*	Unless otherwise noted, the address for each named shareholder is in care of the Company at its principal executive offices.

**	Less than 1%.

1.	Percentage beneficially owned is based on 10,052,641 shares of Common Stock outstanding on the Record Date. A person or group of persons is deemed to beneficially own as of the record date any shares which such person or group of persons has the right to acquire within 60 days after the record date. In computing the percentage of outstanding shares held by each person or group of persons, any shares which such person or persons have the right to acquire within 60 days after the record date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

2.	Based on Form 13F filed with the Securities and Exchange Commission, filed July 31, 2008.

3.	Signia Capital Management LLC is a registered investment advisor.

4.	Based on Form 13F filed with the Securities and Exchange Commission, filed August 1, 2008.

5.	Dimensional Fund Advisors, Inc. (“DFA”), a registered investor advisor, is deemed to have beneficial ownership of these shares all of which are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which DFA serves as investment manager. DFA disclaims beneficial ownership of all shares.

6.	Based on Form 13G filed with the Securities and Exchange Commission, dated May 5, 2008.

7.	Tieton Capital Management is a registered investment advisor.

8.	Based on Form 13F filed with the Securities and Exchange Commission, dated August 14, 2008.

9.	Citigroup Global Markets Inc. is a registered investment advisor.

10.	Includes 342,500 shares issuable upon exercise of employee stock options and 10,098 shares owned directly by Mr. Oehlke’s wife. Also includes Common Stock allocated to Mr. Oehlke as a participant in the Company’s 401(k) Retirement Savings Plan (29,792 shares) as of June 28, 2008.

11.	Includes 57,430 shares issuable upon exercise of director stock options.

12.	Represents 49,930 shares issuable upon exercise of director stock options and 1,100 shares owned directly by Dr. Shamash’s daughter.

13.	Includes 2,465 shares issuable upon exercise of director stock options.

14.	Includes 240,000 shares issuable upon exercise of employee stock options. Also includes Common Stock allocated to Mr. Gates as a participant in the Company’s 401(k) Retirement Savings Plan (7,455 shares) as of June 28, 2008.

15.	Includes 180,000 shares issuable upon exercise of employee stock options. Also includes Common Stock allocated to Mr. Klawitter as a participant in the Company’s 401(k) Retirement Savings Plan (17,860 shares) as of June 28, 2008.

16.	Includes 932,325 shares subject to issuance pursuant to stock options held by directors and executive officers which are currently exercisable or exercisable within 60 days of September 3, 2008.

EXECUTIVE COMPENSATION

Summary Compensation Table

Set forth below is information on the compensation of the Company’s Chief Executive Officer and its two other most highly compensated executive officers who served in such capacities during fiscal year 2008 (“Named Executive Officers”) based on total compensation for the last completed fiscal year. No stock awards or option awards were granted by the Company during fiscal year 2008 and no Named Executive Officer is covered by a pension plan or a nonqualified deferred compensation plan; therefore these columns have been omitted from the table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(5)	Total ($)
Jack W. Oehlke, Chief Executive Officer & President	2008	417,308	0	320,942	(1)	9,000	747,250
	2007	398,077	0	169,760	(4)	8,800	576,637
Craig D. Gates, Executive Vice President/General Manager of Sales & Program Management	2008	290,230	0	189,471	(2)	9,000	488,701
	2007	287,700	0	98,152	(4)	8,800	394,652
Ronald F. Klawitter Executive Vice President of Administration, CFO & Treasurer	2008	264,819	0	106,001	(3)	9,000	379,820
	2007	258,000	0	88,019	(4)	8,800	354,819

(1)	Represents $70,942 earned in fiscal year 2008 under the Incentive Compensation Plan for fiscal year 2008 and $250,000 earned in fiscal year 2008 under the Long-Term Incentive Plan for the 2006-2008 performance cycle.

(2)	Represents $39,471 earned in fiscal year 2008 under the Incentive Compensation Plan for fiscal year 2008 and $150,000 earned in fiscal year 2008 under the Long-Term Incentive Plan for the 2006-2008 performance cycle.

(3)	Represents $36,001 earned in fiscal year 2008 under the Incentive Compensation Plan for fiscal year 2008 and $70,000 earned in fiscal year 2008 under the Long-Term Incentive Plan for the 2006-2008 performance cycle.

(4)	Represents amounts earned in fiscal year 2007 under the Incentive Compensation Plan for fiscal year 2007.

(5)	Represents Company matching payments in 2008 under the Company’s 401(k) Retirement Savings Plan.

Narrative Disclosure of Summary Compensation Table

Base Salary

Key Tronic provides the Named Executive Officers with a level of “guaranteed” compensation in the form of base salary. Each position is paid within a range that targets median market salary. Individual salary levels vary around this point based on experience, knowledge, and individual contribution. Ranges were objectively determined using the combined survey data provided by Milliman.

Annual Incentives

For our Named Executive Officers, annual incentives are tied directly to the achievement of a company-wide financial goal which is profit before taxes (PBT). PBT is the financial goal because of its significant impact on increasing shareholder equity. Target annual incentive levels for the top executives are set at or slightly above typical market practice to enable total direct compensation to be more competitive given that Key Tronic’s long-term incentive is cash-based and therefore not completely comparable to what our publicly traded peers offer through the potential appreciation available to them in their equity-based long term incentive plans. The fiscal year 2008 Incentive Compensation Plan provided that if Key Tronic hit its PBT target, executives would have the opportunity to earn 100% of their incentive target. If PBT exceeded target by 18%, executives would have the opportunity to earn up to 150% of their annual incentive target. If PBT were more than 18% below target level, no incentive would be paid. Key Tronic achieved 34% of its PBT target for 2008.

Long-term Incentives

Historically, the primary form of long-term compensation at Key Tronic has been stock options. No options have been granted to any of the Named Executive Officers since October 24, 2002. Beginning in fiscal year 2006, the officers and non-employee directors of Key Tronic became eligible to participate in Key Tronic’s Long-term Incentive Plan (LTIP). The LTIP was approved by the Board in September 2005. Under this plan, officers and non-employee directors may be awarded a number of “performance units” at the start of each fiscal year. These units will have a future value tied directly to the achievement of Board determined and approved goals for a three-year period. At the end of each three-year period, these units will be exchanged for cash at the value set by the Board at the beginning of the three year period based on goal achievement as measured at the end of the three year period. For the Chief Executive Officer the award at target for the 2006 – 2008 performance cycle was $250,000 of compensation. For the EVP Administration CFO & Treasurer the award at target for the 2006 – 2008 performance cycle was $70,000 of compensation. For the EVP & General Manager of Sales and Program Management the award at target for the 2006 – 2008 performance cycle was $150,000 of compensation. For each non-employee director the award at target for the 2006—2008 performance cycle was $10,000 of compensation. For the 2006 – 2008 performance cycle target goals for three year average sales growth and return on invested capital compared to peer group companies were achieved.

Other Compensation

The Named Executive Officers and all other U.S. employees are eligible to participate in the Key Tronic Corporation 401(k) Retirement Savings Plan (“401(k) Plan”). The 401(k) Plan is a defined contribution tax qualified retirement savings plan under which employees can contribute a portion of their eligible cash compensation to the 401(k) Plan and the Company makes matching cash contributions of 100% of the first 3% and 50% of the next 2% of compensation deferred subject to qualified plan limits. All employee contributions and matching contributions are vested upon contribution.

GRANTS OF PLAN BASED AWARDS IN 2008 FISCAL YEAR

The following table sets forth information concerning individual grants of non-equity incentive plan awards made during fiscal year 2008 to each of the Named Executive Officers under the annual Incentive Compensation Plan and the Long-term Incentive Plan. No stock awards or option awards were granted by the Company during fiscal year 2008; therefore these columns have been omitted from the table.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
			Threshold ($)	Target ($)	Maximum ($)
Jack W. Oehlke	07/26/07 07/26/07	(1) (2)	20,750 125,000	207,500 250,000	311,250 375,000
Craig D. Gates	07/26/07 07/26/07	(1) (2)	11,508 75,000	115,080 150,000	172,620 225,000
Ronald F. Klawitter	07/26/07 07/26/07	(1) (2)	10,560 60,000	105,600 120,000	158,400 180,000

(1)	Represents threshold, target and maximum payouts under the annual Incentive Compensation Plan for fiscal year 2008. For actual payouts earned for fiscal year 2008 see the Summary Compensation Table. The Incentive Compensation Plan is discussed under the caption “Annual Incentives” on page 9.

(2)	Represents threshold, target and maximum payouts under the Long-term Incentive Plan for the 2008-2010 performance cycle. The Long-term Incentive Plan is discussed under the caption “Long-term Incentives” on page 9. Payouts under the Long-term Incentive Plan for the 2008-2010 performance cycle are dependent upon the achievement of goals for three year average sales growth and return on invested capital compared to peer group companies.

The following table provides information on stock options held by the Named Executive Officers at June 28, 2008. The Company does not have any outstanding stock awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jack W. Oehlke	22,000	0	5.63	05/21/09
	15,500	0	5.50	06/17/09
	50,000	0	4.81	08/28/08
	50,000	0	4.81	08/28/09
	50,000	0	4.81	08/28/10
	37,500	0	2.75	06/26/09
	37,500	0	2.75	06/26/10
	50,000	0	2.75	06/30/09
	10,000	0	2.81	05/22/11
	10,000	0	2.81	05/22/12
	10,000	0	2.81	05/22/13
Craig D. Gates	22,000	0	5.63	05/21/09
	8,000	0	5.50	06/17/09
	30,000	0	4.81	08/28/08
	30,000	0	4.81	08/28/09
	30,000	0	4.81	08/28/10
	25,000	0	2.75	06/26/09
	25,000	0	2.75	06/26/10
	40,000	0	2.75	06/30/09
	10,000	0	2.81	05/22/11
	10,000	0	2.81	05/22/12
	10,000	0	2.81	05/22/13
Ronald F. Klawitter	22,000	0	5.63	05/21/09
	8,000	0	5.50	06/17/09
	30,000	0	4.81	08/28/08
	30,000	0	4.81	08/28/09
	30,000	0	4.81	08/28/10
	30,000	0	2.75	06/30/09
	10,000	0	2.81	05/22/11
	10,000	0	2.81	05/22/12
	10,000	0	2.81	05/22/13

Pension Benefits

None of the Named Executive Officers is covered by a pension plan.

Non-qualified Deferred Compensation

None of the Named Executive Officers is covered by a defined contribution plan or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Other Benefits

The Company offers the Named Executive officers and all other U.S. employees life insurance, disability, medical and dental plans for which the Named Executive Officers are charged the same rate as all other employees.

Potential Payments Upon Termination or Change in Control

Employment Contracts. The Company entered into employment contracts with Messrs. Oehlke, Gates and Klawitter at the time each employee was first elected an executive officer of the Company. Each of the employment contracts imposes upon the employee standard nondisclosure, confidentiality and no competition provisions. Each of the employment contracts provides that the Company may terminate employment at any time. The employment contracts provide that upon termination of employment by the Company, other than for cause, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of one year after termination. The employment contracts entered into with Messrs. Oehlke and Klawitter also provide that upon termination by the employee in the event the Company changes the substantive responsibilities and duties of the employee in such a way as to constitute a demotion, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of one year after termination. In October 2002 the employment contracts of Messrs. Oehlke, Gates and Klawitter were amended to provide that upon termination of employment by the Company after a change of control, other than for cause, the Company shall continue to pay employee’s base salary in effect prior to termination for a period of two years after termination.

Stock Option Plans. The executive stock option plans and non-employee directors stock option plan provide that upon a change of control of the Company vesting of outstanding options will be accelerated.

Long-term Incentive Plan. The Long-term Incentive Plan provides that upon a change of control of the Company, vesting of units awarded under the Plan will be accelerated and will be payable at two times their value.

Compensation of Directors

Fees. Each director, other than the Chairman of the Board, who is not an employee of the Company receives a quarterly retainer of $3,750, a fee of $1,000 for each Board meeting attended in person and a fee of $325 for each Board meeting attended by telephone. Directors also receive a fee of $500 for each committee meeting attended (committee members receive a committee attendance fee of $250 if the committee meeting is held the same day as a Board meeting and a fee of $200 if the committee meeting is held by phone), except that directors receive a fee of $1,000 for each Executive Committee meeting attended (which payment is in lieu of any payment for a Board meeting attended on the same day). The Chairman of the Board receives a quarterly retainer of $5,000, plus a fee of $1,500 for each Board meeting attended. Committee chairmen receive an additional fee of $200 for each committee meeting attended. Directors also receive payment of out-of-pocket expenses related to their service as directors.

Long-term Incentive Plan. Each director participates in the Company’s Long-term Incentive Plan (“Plan”). The Plan provides a long-term cash bonus opportunity to the members of the Board of Directors if certain Company performance measures established by the Board of Directors are met for three fiscal year performance periods. No amounts can be earned for any three fiscal year performance period until the end of the third fiscal year since achievement of performance measures can only be determined at the end of the third fiscal year. During fiscal year 2008, each non-employee Director was awarded 10,000 units under the Plan. If performance measures are met, these units will result in a cash payment ranging from $5,000 to $15,000 to each said non-employee Director at the end of fiscal year 2010. Payouts under the Long-term Incentive Plan will depend upon the achievement of goals for three year average sale growth and return on invested capital compared to peer group companies.

Stock Options. Each director who was not, upon election to the Board of Directors, an employee of the Company participated in the Company’s Amended and Restated 1990 Stock Option Plan for Non-Employee Directors which Plan terminated on July 27, 2005. Under the Plan each non-employee director was granted, upon initial election, an option to purchase 10,000 shares of the Company’s Common Stock. An additional option to purchase 10,000 shares upon the director’s first re-election to the Board of Directors and an additional option to purchase 7,500 shares upon each re-election to the Board of Directors after the first re-election were also granted. A final option to purchase 4,930 shares was granted to each non-employee director upon re-election to the Board in October, 2004. The two 10,000 share option grants have a three year vesting period and the subsequent share option grants have a two year vesting period.

Set forth below is information on the compensation provided to each non-employee director of the Company during fiscal year 2008. No stock awards or option awards were granted to non-employee directors during fiscal year 2008. There are no outstanding stock awards held by non-employee directors. No non-employee director is covered by a pension plan or a nonqualified deferred compensation plan.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
James R. Bean	19,950	0	0	0	19,950
Dale F. Pilz	29,400	0	10,000	0	39,400
Yacov A. Shamash	20,650	0	10,000	0	30,650
Patrick Sweeney	23,050	0	10,000	0	33,050

(1)	The following number of option awards were held by each of the directors and outstanding as of June 28, 2008: Mr. Bean, 0 options; Mr. Pilz, 49,930 options; Mr. Sweeney, 2,465 options; Dr. Shamash, 49,930 options. All directors were fully vested in such options prior to fiscal year 2008.

(2)	Represents amounts earned in fiscal year 2008 under the Long-Term Incentive Plan for the 2006-2008 performance cycle. The Long-Term Incentive Plan is discussed under the caption “Long-Term Incentives” on page 9.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors consists of three members. The Board of Directors has determined that all Audit Committee members are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and that the Chairman of the Committee has the requisite attributes of an “audit committee financial expert” as defined by SEC regulations. The Audit Committee operates under a written charter adopted by the Board of Directors which is reviewed and reassessed for adequacy annually by the Audit Committee. The Audit Committee has met and discussed with the Company’s management and BDO Seidman, LLP (“BDO”), the Company’s independent auditors, the Company’s financial statements contained in the Annual Report on Form 10K for the year ended June 28, 2008.

The Audit Committee has reviewed and discussed with BDO the matters required to be discussed pursuant to Statement of Auditing Standards No. 61, “Communications with Audit Committees”. BDO has submitted to the Audit Committee and the Committee has reviewed the written disclosures and letter from BDO required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees”. The Audit Committee discussed with BDO that firm’s independence. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal auditor’s independence. All services to be provided by BDO are pre-approved by the Audit Committee or are pre-approved by a member of the Audit Committee and later ratified by the Committee.

Based upon the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10K for the fiscal year ended June 28, 2008, for filing with the Securities and Exchange Commission.

The Audit Committee: Patrick Sweeney (Chairman), James R. Bean, Dale F. Pilz

Principal Accountant Fees and Services. The following chart shows the aggregate audit and non-audit fees billed or expected to be billed to the Company by BDO and its affiliate Mexican firm BDO Hernandez, Marron y Cia, SC for professional services in the named categories for the fiscal years ended June 28, 2008 and June 30, 2007:

	FY 2008	FY 2007
Audit Fees(1)	$202,787	$197,228
Audit Related Fees(2)	12,100	8,700
Tax Fees(3)	14,036	19,109
All Other Fees	—	—

Total	$228,923	$225,037

(1)	Audit fees consisted of professional services provided in connection with the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, review of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, review of documents filed with the SEC and statutory audits.

(2)	Audit related fees consisted of professional services provided in connection with the audit of the Company’s 401(k) Retirement Savings Plan.

(3)	Tax fees for fiscal years 2008 and 2007 consisted of professional services provided for the review of foreign tax returns and consultation on foreign tax matters.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has retained BDO Seidman, LLP (“BDO”) as the Company’s independent auditors for the fiscal year ending June 27, 2009. Representatives of BDO are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions. In the event that ratification of this appointment of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its future selection of auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S

INDEPENDENT AUDITORS

SHAREHOLDER PROPOSALS

To be considered for presentation to the Annual Meeting of Shareholders to be held in 2009, a shareholder proposal must be received by Kathleen L. Nemeth, Secretary, Key Tronic Corporation, 4424 N. Sullivan Road – Lower Level, Spokane Valley, Washington 99216, no later than May 15, 2009.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and Nasdaq. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Forms 5’s were required, the Company believes that with respect to the fiscal year ended June 28, 2008 all the Reporting Persons complied with all applicable filing requirements.

Solicitation Expenses. The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, executive officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

Other Business. The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors,
Kathleen L. Nemeth
Secretary

Spokane Valley, Washington

September 19, 2008

KEY TRONIC CORPORATION

4424 N. Sullivan Road, Spokane Valley, Washington 99216 Proxy Solicited by Board of Directors for Annual Meeting

October 23, 2008

JACK W. OEHLKE and DALE F. PILZ, or either of them, each with the power of substitution, are hereby authorized to represent and vote all shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on Thursday, October 23, 2008, and any adjournment or postponement thereof.

(Continued and to be signed and dated on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Key Tronic Corporation account online.

Access your Key Tronic Corporation Shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Key Tronic Corporation now makes it easy and convenient to get current information on your shareholder account.

•	View account status
•	View certificate history
•	View book-entry information
•	View payment history for dividends
•	Make address changes
•	Obtain a duplicate 1099 tax form
•	Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

****TRY IT OUT****

www.bnymellon.com/shareowner/isd

Investor ServiceDirect® Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-877-277-9953

UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND PROPOSAL 2.

Mark Here for Address Change or Comments

PLEASE SEE REVERSE SIDE

1. Election of five directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate).

2. Ratification of the appointment of BDO Seidman, LLP as the Company’s independent auditors for fiscal year 2009.

FOR AGAINST ABSTAIN

WITHHOLD AUTHORITY

to vote for all nominees listed to the left

Nominees:

FOR ALL

nominees listed to the left

01.	James R. Bean,

02. JackW.Oehlke,

3. Dale F. Pilz,

4. Yacov A. Shamash, and

5. Patrick Sweeney.

FOR, except vote withheld from the following nominee(s):

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying proxy statement, ratifies al that said Proxies or their substitutes may lawfuly do by virtue hereof, and revokes all prior proxies. Shares represented by this proxy wil be voted as directed by the shareholder. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date below. You need not mark any boxes.

No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.

PLEASE SIGN, DATE AND RETURN PROMPTLY. Signature

NOTE: Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

KEY TRONIC CORPORATION

4424 N. Sullivan Road, Spokane Valley, Washington 99216 Proxy Solicited by Board of Directors for Annual Meeting

October 23, 2008

JACK W. OEHLKE and DALE F. PILZ, or either of them, each with the power of substitution, are hereby authorized to represent and vote all shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on Thursday, October 23, 2008, and any adjournment or postponement thereof.

(Continued and to be signed and dated on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

KEY TRONIC CORPORATION 4424 N. Sullivan Road, Spokane Valley, WA 99216

As a participant in the Key Tronic 401 (k) Retirement Savings Plan (the “Plan”), you have the right to direct JP Morgan Chase Bank, N.A. (the “Plan Trustee”), to vote the shares of Common Stock of Key Tronic Corporation (the “Company”) represented by your interest attributable to such shares held in the KTC Stock Fund under the Plan at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on October 23, 2008.

For your information, copies of the Notice of Annual Meeting, Proxy Statement, and Annual Report are enclosed. In addition, a postage paid return envelope addressed to BNY Mellon Shareowner Services is enclosed for your use in returning your completed, signed, and dated proxy card to the Plan Trustee.

The Plan Trustee will hold your voting instructions in confidence and will not divulge or release specific information regarding your instructions to any person, including officers or employees of the Company, except to the extent required by law.

If your completed proxy card is not received by October 10, 2008 the Administrative Committee for the Plan will direct the Plan Trustee to vote your shares. The Trustee will be directed to vote all such unvoted shares in the same proportion as the voted shares received.

JP Morgan Chase Bank, N.A.

UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND PROPOSAL 2.

Mark Here for Address Change or Comments

PLEASE SEE REVERSE SIDE

1. Election of five directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate).

2. Ratification of the appointment of BDO Seidman, LLP as the Company’s independent auditors for fiscal year 2009.

FOR AGAINST ABSTAIN

WITHHOLD AUTHORITY

to vote for all nominees listed to the left

Nominees:

FOR ALL

nominees listed to the left

01.	James R. Bean,

02. JackW.Oehlke,

3. Dale F. Pilz,

4. Yacov A. Shamash, and

5. Patrick Sweeney.

FOR, except vote withheld from the following nominee(s):

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying proxy statement, ratifies all that said Proxies or their substitutes may lawfully do by virtue hereof, and revokes all prior proxies. Shares represented by this proxy wil be voted as directed by the shareholder. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date below. You need not mark any boxes.

No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.

Signature PLEASE SIGN, DATE AND RETURN PROMPTLY.

NOTE: Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE